Exhibit 10.6

Execution Version

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of April 6, 2022 (this “Agreement”), is entered into by the Grantor that is a signatory hereto, in favor of BANK OF MONTREAL (“BMO”), as collateral agent for the Secured Parties (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Collateral Agent”).

Reference is made to (a) the Guarantee and Collateral Agreement, dated as of November 17, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among Altra Industrial Motion Corp., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto and the Collateral Agent and (b) the Credit Agreement dated as of November 17, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and BMO, as administrative agent and as collateral agent. The Lenders have agreed to extend credit to the Company and the Designated Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantor will derive substantial benefits from the extension of credit pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Section 1.
Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable. The rules of construction specified in Section 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

Section 2.
Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby assigns, pledges and grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(i)
all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule I attached hereto;
(ii)
all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein;
(iii)
income, fees, royalties, damages, claims and payments now and hereafter due and/or payable with respect to any of the foregoing; and
(iv)
rights to sue for past, present and future infringement, misappropriation or other violations of any of the foregoing.

Section 3.
Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall govern.
Section 4.
Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.
Section 5.
Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NOOK INDUSTRIES, LLC, as Grantor

By: /s/ Todd Patriacca

Name: Todd Patriacca

Title: Treasurer

[Signature Page to Patent Security Agreement]

BANK OF MONTREAL, as Collateral Agent,

By: /s/ Matt Gerber
Name: Matt Gerber
Title: Managing Director

[Signature Page to Patent Security Agreement]